NEW JERSEY RESOURCES REPORTS FIRST-QUARTER FISCAL 2021 RESULTS

WALL, N.J., February 4, 2021 — Today, New Jersey Resources (NYSE: NJR) reported results for the first-quarter of fiscal 2021. Highlights include:

●	Consolidated net income of $81.0 million, compared with $75.8 million in the first-quarter of fiscal 2020
●	Consolidated net financial earnings (NFE), a non-GAAP financial measure, of $44.7 million, or $0.46 per share, compared with $34.9 million, or $0.38 per share, in the first quarter of fiscal 2020
●	Reaffirmed NFE per share (NFEPS) guidance of $1.55 to $1.65 for fiscal 2021
●	Increased NFEPS guidance for fiscal 2022 by $0.15 to a range of $2.20 to $2.30
●	Entered into Asset Management Agreements (AMAs) to release certain natural gas transportation contracts of NJR Energy Services for aggregate cash proceeds of approximately $500 million payable over 10 years
●	New Jersey Natural Gas (NJNG) received approval from the New Jersey Board of Public Utilities (BPU) for the five-year, $150 million Infrastructure Investment Program (IIP)
●	NJNG filed for SAVEGREEN 2020, a three-year, $264 million energy efficiency program

First-quarter fiscal 2021 net income totaled $81.0 million, or $0.84 per share, compared with $75.8 million, or $0.82 per share, during the same period in fiscal 2020. First-quarter fiscal 2021 NFE totaled $44.7 million, or $0.46 per share, compared with $34.9 million, or $0.38 per share, during the same period in fiscal 2020.

"Our strong results for the first-quarter were consistent with our expectations and put us on track to meet our guidance for the fiscal year," said Steve Westhoven, President and CEO of New Jersey Resources. "By entering into the AMAs at Energy Services, we are delivering on our commitment to generate more stable fee-based revenue. Our outlook for the fiscal year is supported by our core utility business, New Jersey Natural Gas, and our growing portfolio of clean energy assets at Clean Energy Ventures."

Effective October 1, 2020, NJR changed its method of accounting for Investment Tax Credits (ITCs) from the flow through method to the deferred method. The change will be applied retrospectively to all periods presented in our first-quarter fiscal 2021 Form 10-Q filed (Form 10-Q) with the U.S. Securities and Exchange Commission (SEC). Our historical financial reporting presented herein has been retrospectively revised to apply this change. For additional details, please refer to our Form 10-Q.

Key Performance Metrics

	Three Months Ended
	December 31,
($ in Thousands)	2020	2019
Net income	$81,045	$75,752
Basic EPS	$0.84	$0.82
Net financial earnings	$44,657	$34,931
Basic net financial earnings per share	$0.46	$0.38

New Jersey Resources Reports First-Quarter Fiscal 2021 Results

A reconciliation of net income to NFE for the three months ended December 31, 2020, and 2019, is provided below.

	Three Months Ended
	December 31,
(Thousands)	2020	2019
Net income	$81,045	$75,752
Add:
Unrealized (gain) on derivative instruments and related transactions	(37,491)	(41,766)
Tax effect	8,913	9,931
Effects of economic hedging related to natural gas inventory	(7,532)	(8,887)
Tax effect	1,790	2,112
Net income to NFE tax adjustment	(2,068)	(2,211)
Net financial earnings	$44,657	$34,931

Weighted Average Shares Outstanding
Basic	96,114	91,911
Diluted	96,415	92,320

Basic earnings per share	$0.84	$0.82
Add:
Unrealized (gain) on derivative instruments and related transactions	(0.39)	(0.45)
Tax effect	0.09	0.11
Effects of economic hedging related to natural gas inventory	(0.08)	(0.10)
Tax effect	0.02	0.02
Net income to NFE tax adjustment	(0.02)	(0.02)
Basic net financial earnings per share	$0.46	$0.38

NFE is a financial measure not calculated in accordance with Generally Accepted Accounting Principles (GAAP) of the United States. It is a measure of earnings based on eliminating timing differences surrounding the recognition of certain gains or losses, net of applicable tax adjustments, to effectively match the earnings effects of the economic hedges with the physical sale of natural gas, Solar Renewable Energy Certificates (SRECs) and foreign currency contracts. NFE/net financial loss eliminates the impact of volatility to GAAP earnings associated with unrealized gains and losses on derivative instruments in the current period. For further discussion of this financial measure, please see the explanation below under “Non-GAAP Financial Information.”

GAAP requires NJR, during the interim periods, to estimate its annual effective tax rate and use this rate to calculate the year-to-date tax provision. NJR also determines an annual estimated effective tax rate for NFE purposes and calculates a quarterly tax adjustment based on the differences between its forecasted net income and its forecasted NFE for the fiscal year.

New Jersey Resources Reports First-Quarter Fiscal 2021 Results

A table detailing NFE for the three months ended December 31, 2020, and 2019, is provided below.

Net Financial Earnings (Loss) by Business Unit

	Three Months Ended
	December 31,
(Thousands)	2020	2019
New Jersey Natural Gas	$49,467	$43,856
Clean Energy Ventures	(10,274)	(8,179)
Storage and Transportation	3,508	3,004
Energy Services	1,500	(5,122)
Home Services and Other	(62)	1,109
Subtotal	44,139	34,668
Eliminations	518	263
Total	$44,657	$34,931

NJR Reaffirms Fiscal 2021 and Increases Fiscal 2022 NFE Guidance:

NJR reaffirmed fiscal 2021 NFE guidance range of $1.55 to $1.65 per share, subject to the risks and uncertainties identified below under “Forward-Looking Statements.” The following chart represents NJR’s current expected contributions from its subsidiaries for fiscal 2021:

Expected Fiscal 2021
Net Financial Earnings
Company	Contribution
New Jersey Natural Gas	65 to 72 percent
Clean Energy Ventures	15 to 20 percent
Storage and Transportation	8 to 10 percent
Energy Services	3 to 4 percent
Home Services and Other	0 to 2 percent

NJR also increased its fiscal 2022 NFE guidance to a range of $2.20 to $2.30 from its previously issued guidance range of $2.05 to $2.15. The increase to fiscal 2022 NFE guidance is due to the expected impact of the recently announced AMAs at Energy Services.

In providing fiscal 2021 and fiscal 2022 NFE guidance, management is aware there could be differences between reported GAAP earnings and NFE due to matters such as, but not limited to, the positions of our energy-related derivatives. Management is not able to reasonably estimate the aggregate impact or significance of these items on reported earnings and, therefore, is not able to provide a reconciliation to the corresponding GAAP equivalent for its operating earnings guidance without unreasonable efforts.

New Jersey Natural Gas

NJNG reported first-quarter fiscal 2021 NFE of $49.5 million, compared to NFE of $43.9 million during the same period in fiscal 2020. The increase in the first-quarter was due primarily to a full quarter of increased base rates from NJNG's fiscal 2020 rate case settlement, compared to a partial quarter a year ago.

New Jersey Resources Reports First-Quarter Fiscal 2021 Results

Customer Growth:

●	NJNG added 1,948 new customers during the first quarter of fiscal 2021, compared with 2,282 during the same period in fiscal 2020. The lower customer growth was due to the effects of the COVID-19 pandemic.

Infrastructure Update:

●	NJNG's Infrastructure Investment Program is a five-year, $150 million program approved by the BPU on October 28, 2020. The IIP consists of a series of infrastructure projects designed to support the enhanced safety and reliability of NJNG's natural gas distribution system.

●	The Southern Reliability Link (SRL) will diversify supply to our customers by providing a new intrastate feed into the southern end of NJNG’s distribution system. Construction on SRL began in the first quarter of fiscal 2019 and is nearly 90 percent complete. The total cost of SRL is estimated to be approximately $270 million. NJNG expects the project to be placed in service in 2021.

●	Safety Acceleration and Facilities Enhancement (SAFE) II is the five-year, $158 million program approved by the BPU in September 2016 to replace the remaining unprotected bare steel main and associated services in NJNG’s distribution system. In the first-quarter of fiscal 2021, NJNG invested $8.7 million to replace six miles of unprotected bare steel main and services.

BGSS Incentive Programs:

BGSS incentive programs contributed $4.6 million to utility gross margin in the first-quarter of fiscal 2021, compared with $2.7 million during the same period in fiscal 2020. The higher results in the quarter were due to higher natural gas storage spreads in the first quarter that benefited the storage incentive program compared to the same period last year. For more information on utility gross margin, please see "Non-GAAP Financial Information" at the end of the release.

Energy-Efficiency Programs:

SAVEGREEN invested an additional $4.8 million during the first-quarter of fiscal 2021 to help customers with energy-efficiency upgrades for their homes and businesses. NJNG recovered $3.3 million of its outstanding investments during the first three months of fiscal 2021.

●	On September 25, 2020, NJNG filed a petition with the BPU for an additional three-year SAVEGREEN 2020 program consisting of approximately $127 million of direct investment, $113 million in financing options, and $24 million in O&M expenses, effective July 1, 2021. NJNG is currently in settlement negotiations with the BPU.

Clean Energy Ventures (CEV)

CEV reported a net financial loss of $10.3 million during the first-quarter of fiscal 2021, compared with a net financial loss of $8.2 million during the same period in fiscal 2020. The decrease was due primarily to higher O&M expenses related to project maintenance costs and additional lease expense associated with new projects placed in service, which was partially offset by a decrease in depreciation expense.

Solar Investment Update:

●	In the first-quarter of fiscal 2021, CEV acquired the Mt. Laurel Solar Facility, adding 2.9 MW to total installed capacity.

New Jersey Resources Reports First-Quarter Fiscal 2021 Results

●	CEV has three commercial projects under construction in Connecticut and Rhode Island that will add 8 MW to total capacity.

Storage and Transportation

Storage and Transportation, formerly known as the Midstream reporting segment, reported first-quarter fiscal 2021 NFE of $3.5 million, compared with $3.0 million during the same period in fiscal 2020. The higher NFE was due to increased operating income from Leaf River and Adelphia Gateway (acquired in January 2020), partially offset by increased interest expense related to those assets.

Infrastructure Updates:

●	Adelphia Gateway - On October 5, 2020, Adelphia Gateway received a Partial Notice to Proceed from the Federal Energy Regulatory Commission (FERC) to begin construction. The construction includes the conversion of 50 miles of the existing 84-mile pipeline from oil to natural gas to bring much-needed supply to constrained markets in the Philadelphia region.

●	PennEast - On February 3, 2021, the U.S. Supreme Court granted PennEast's petition for a writ of certiorari seeking to overturn the September 10, 2019 Third Circuit decision vacating the New Jersey Federal District Court's December 13, 2018 condemnation order. The case will be set for argument in April 2021.

Energy Services

Energy Services reported first-quarter fiscal 2021 NFE of $1.5 million, compared with a net financial loss of $5.1 million for the same period last fiscal year. The increase in NFE was due to increased natural gas pricing spreads as compared to the prior period.

●

On December 16, 2020, Energy Services entered into a series of Asset Management Agreements (AMAs) with an investment grade public utility, under which the utility will provide certain asset management services and Energy Services may deliver natural gas to the utility in exchange for aggregate contracted fees of approximately $500 million payable in cash to Energy Services over 10 years. The AMAs include a series of initial and permanent releases commencing in November 2021. NJR will receive an aggregate of approximately $260 million in cash from fiscal 2022 through fiscal 2024 and $34 million per year from fiscal 2025 through fiscal 2031 under the AMAs.

Home Services and Other Operations

Home Services and Other Operations reported first-quarter fiscal 2021 net financial loss of $0.1 million compared to NFE of $1.1 million for the same period in fiscal 2020. The decrease in NFE in the first quarter was primarily due to decreased operating revenue and increased interest expense compared to the prior period.

Capital Expenditures and Cash Flows:

NJR is committed to maintaining a strong financial profile.

●	During the first three months of fiscal 2021, capital expenditures spent and accrued were $119.3 million, of which $83.9 million were related to NJNG, compared with $111.7 million, of which $76.7 million were related to NJNG, during the same period in fiscal 2020.

●	During the first three months of fiscal 2021, cash flows from operations were $31.7 million, compared with cash flows used in operations of $43.1 million during the same period of fiscal 2020. The increase was primarily due to changes in working capital.

New Jersey Resources Reports First-Quarter Fiscal 2021 Results

Forward-Looking Statements:

This earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. New Jersey Resources Corporation (NJR) cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond NJR’s ability to control or estimate precisely, such as estimates of future market conditions and the behavior of other market participants. Words such as “anticipates,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “believes,” “should” and similar expressions may identify forward-looking statements and such forward-looking statements are made based upon management’s current expectations, assumptions and beliefs as of this date concerning future developments and their potential effect upon NJR. There can be no assurance that future developments will be in accordance with management’s expectations, assumptions and beliefs or that the effect of future developments on NJR will be those anticipated by management. Forward-looking statements in this earnings release include, but are not limited to, certain statements regarding NJR’s NFEPS guidance for fiscal 2021 and fiscal 2022, cash proceeds from the AMAs, results of ongoing and future rate cases, forecasted contribution of business segments to NJR’s NFE for fiscal 2021, customer growth at NJNG, future NJR and NJNG capital expenditures, infrastructure programs and investments such as SRL, SAFE II and energy efficiency programs, CEV’s future capital investment target, the ability to construct and operate the Adelphia Gateway Pipeline project, and construct SRL and PennEast.

Additional information and factors that could cause actual results to differ materially from NJR’s expectations are contained in NJR’s filings with the SEC, including NJR’s Annual Reports on Form 10-K and subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, which are available at the SEC’s web site, http://www.sec.gov. Information included in this earnings release is representative as of today only and while NJR periodically reassesses material trends and uncertainties affecting NJR's results of operations and financial condition in connection with its preparation of management's discussion and analysis of results of operations and financial condition contained in its Quarterly and Annual Reports filed with the SEC, NJR does not, by including this statement, assume any obligation to review or revise any particular forward-looking statement referenced herein in light of future events.

Non-GAAP Financial Information:

This earnings release includes the non-GAAP financial measures NFE/net financial loss, NFE per basic share, financial margin and utility gross margin. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. As an indicator of NJR’s operating performance, these measures should not be considered an alternative to, or more meaningful than, net income or operating revenues as determined in accordance with GAAP. This information has been provided pursuant to the requirements of SEC Regulation G.

NFE/net financial loss and financial margin exclude unrealized gains or losses on derivative instruments related to the company’s unregulated subsidiaries and certain realized gains and losses on derivative instruments related to natural gas that has been placed into storage at Energy Services, net of applicable tax adjustments as described below. Volatility associated with the change in value of these financial instruments and physical commodity reported on the income statement in the current period. In order to manage its business, NJR views its results without the impacts of the unrealized gains and losses, and certain realized gains and losses, caused by changes in value of these financial instruments and physical commodity contracts prior to the completion of the planned transaction because it shows changes in value currently instead of when the planned transaction ultimately is settled. An annual estimated effective tax rate is calculated for NFE purposes and any necessary quarterly tax adjustment is applied to NJRES.

NJNG’s utility gross margin represents the results of revenues less natural gas costs, sales, expenses and other taxes and regulatory rider expenses, which are key components of NJR’s operations. Natural gas costs, sales, expenses and other taxes and regulatory rider expenses are passed through to customers and, therefore, have no effect on utility gross margin. Management uses these non-GAAP financial measures as supplemental measures to other GAAP results to provide a more complete understanding of NJR’s performance. Management believes these non-GAAP financial measures are more reflective of NJR’s business model, provide transparency to investors and enable period-to-period comparability of financial performance. A reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found below. For a full discussion of NJR’s non-GAAP financial measures, please see NJR’s 2020 Form 10-K, Item 7.

New Jersey Resources Reports First-Quarter Fiscal 2021 Results

About New Jersey Resources

New Jersey Resources (NYSE: NJR) is a Fortune 1000 company that, through its subsidiaries, provides safe and reliable natural gas and clean energy services, including transportation, distribution, asset management and home services. NJR is composed of five primary businesses:

●

New Jersey Natural Gas, NJR’s principal subsidiary, operates and maintains over 7,500 miles of natural gas transportation and distribution infrastructure to serve over half a million customers in New Jersey’s Monmouth, Ocean, Morris, Middlesex and Burlington counties.

●	Clean Energy Ventures invests in, owns and operates solar projects with a total capacity of more than 357 megawatts, providing residential and commercial customers with low-carbon solutions.
●

Energy Services manages a diversified portfolio of natural gas transportation and storage assets and provides physical natural gas services and customized energy solutions to its customers across North America.

●

Storage and Transportation serves customers from local distributors and producers to electric generators and wholesale marketers through its ownership of Leaf River and the Adelphia Gateway Pipeline Project, as well as our 50 percent equity ownership in the Steckman Ridge natural gas storage facility, and our 20 percent equity interest in the PennEast Pipeline Project.

●

Home Services provides service contracts as well as heating, central air conditioning, water heaters, standby generators, solar and other indoor and outdoor comfort products to residential homes throughout New Jersey.

NJR and its nearly 1,200 employees are committed to helping customers save energy and money by promoting conservation and encouraging efficiency through Conserve to Preserve® and initiatives such as The SAVEGREEN Project® and The Sunlight Advantage®.

For more information about NJR:

www.njresources.com.
Follow us on Twitter @NJNaturalGas.
“Like” us on facebook.com/NewJerseyNaturalGas.
NJR-E

New Jersey Resources Reports First-Quarter Fiscal 2021 Results

NEW JERSEY RESOURCES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	December 31,
(Thousands, except per share data)	2020	2019
OPERATING REVENUES
Utility	$195,729	$219,623
Nonutility	258,576	395,413
Total operating revenues	454,305	615,036
OPERATING EXPENSES
Gas purchases
Utility	56,145	91,814
Nonutility	173,247	317,356
Related parties	1,734	1,524
Operation and maintenance	73,636	63,345
Regulatory rider expenses	10,701	11,742
Depreciation and amortization	27,362	24,637
Total operating expenses	342,825	510,418
OPERATING INCOME	111,480	104,618
Other income, net	4,117	286
Interest expense, net of capitalized interest	19,786	16,070
INCOME BEFORE INCOME TAXES AND EQUITY IN EARNINGS OF AFFILIATES	95,811	88,834
Income tax provision	17,441	16,471
Equity in earnings of affiliates	2,675	3,389
NET INCOME	$81,045	$75,752

EARNINGS PER COMMON SHARE
Basic	$0.84	$0.82
Diluted	$0.84	$0.82

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	96,114	91,911
Diluted	96,415	92,320

New Jersey Resources Reports First-Quarter Fiscal 2021 Results

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES

	Three Months Ended
	December 31,
(Thousands)	2020	2019
NEW JERSEY RESOURCES

A reconciliation of net income, the closest GAAP financial measurement, to net financial earnings is as follows:

Net income	$81,045	$75,752
Add:
Unrealized (gain) on derivative instruments and related transactions	(37,491)	(41,766)
Tax effect	8,913	9,931
Effects of economic hedging related to natural gas inventory	(7,532)	(8,887)
Tax effect	1,790	2,112
Net income to NFE tax adjustment	(2,068)	(2,211)
Net financial earnings	$44,657	$34,931

Weighted Average Shares Outstanding
Basic	96,114	91,911
Diluted	96,415	92,320

A reconciliation of basic earnings per share, the closest GAAP financial measurement, to basic net financial earnings per share is as follows:

Basic earnings per share	$0.84	$0.82
Add:
Unrealized (gain) on derivative instruments and related transactions	$(0.39)	$(0.45)
Tax effect	$0.09	$0.11
Effects of economic hedging related to natural gas inventory	$(0.08)	$(0.10)
Tax effect	$0.02	$0.02
Net income to NFE tax adjustment	$(0.02)	$(0.02)
Basic NFE per share	$0.46	$0.38

NATURAL GAS DISTRIBUTION

A reconciliation of operating revenue, the closest GAAP financial measurement, to utility gross margin is as follows:

Operating revenues	$195,729	$219,623
Less:
Gas purchases	59,309	95,822
Regulatory rider expense	10,701	11,742
Utility gross margin	$125,719	$112,059

New Jersey Resources Reports First-Quarter Fiscal 2021 Results

	Three Months Ended
(Unaudited)	December 31,
(Thousands)	2020	2019
ENERGY SERVICES

The following table is a computation of financial margin:

Operating revenues	$229,477	$370,415
Less: Gas purchases	173,837	317,724
Add:
Unrealized (gain) on derivative instruments and related transactions	(38,781)	(42,194)
Effects of economic hedging related to natural gas inventory	(7,532)	(8,887)
Financial margin	$9,327	$1,610

A reconciliation of operating income, the closest GAAP financial measurement, to financial margin is as follows:

Operating income	$51,582	$47,924
Add:
Operation and maintenance expense	4,016	4,738
Depreciation and amortization	42	29
Subtotal	55,640	52,691
Add:
Unrealized (gain) on derivative instruments and related transactions	(38,781)	(42,194)
Effects of economic hedging related to natural gas inventory	(7,532)	(8,887)
Financial margin	$9,327	$1,610

A reconciliation of net income to net financial earnings is as follows:

Net income	$38,872	$36,025
Add:
Unrealized (gain) on derivative instruments and related transactions	(38,781)	(42,194)
Tax effect	9,219	10,033
Effects of economic hedging related to natural gas	(7,532)	(8,887)
Tax effect	1,790	2,112
Net income to NFE tax adjustment	(2,068)	(2,211)
Net financial earnings (loss)	$1,500	$(5,122)

New Jersey Resources Reports First-Quarter Fiscal 2021 Results

FINANCIAL STATISTICS BY BUSINESS UNIT
(Unaudited)

	Three Months Ended
	December 31,
(Thousands, except per share data)	2020	2019
NEW JERSEY RESOURCES

Operating Revenues
Natural Gas Distribution	$195,729	$219,623
Clean Energy Ventures	6,370	6,212
Energy Services	229,477	370,415
Storage and Transportation	13,104	9,072
Home Services and Other	12,577	12,907
Sub-total	457,257	618,229
Eliminations	(2,952)	(3,193)
Total	$454,305	$615,036

Operating Income (Loss)
Natural Gas Distribution	$62,912	$59,057
Clean Energy Ventures	(8,264)	(7,438)
Energy Services	51,582	47,924
Storage and Transportation	3,689	2,167
Home Services and Other	1,996	2,127
Sub-total	111,915	103,837
Eliminations	(435)	781
Total	$111,480	$104,618

Equity in Earnings of Affiliates
Storage and Transportation	$3,193	$3,664
Eliminations	(518)	(275)
Total	$2,675	$3,389

Net Income (Loss)
Natural Gas Distribution	$49,467	$43,856
Clean Energy Ventures	(10,274)	(8,179)
Energy Services	38,872	36,025
Storage and Transportation	3,508	3,004
Home Services and Other	(62)	1,109
Sub-total	81,511	75,815
Eliminations	(466)	(63)
Total	$81,045	$75,752

Net Financial Earnings (Loss)
Natural Gas Distribution	$49,467	$43,856
Clean Energy Ventures	(10,274)	(8,179)
Energy Services	1,500	(5,122)
Storage and Transportation	3,508	3,004
Home Services and Other	(62)	1,109
Sub-total	44,139	34,668
Eliminations	518	263
Total	$44,657	$34,931

Throughput (Bcf)
NJNG, Core Customers	24.4	30.7
NJNG, Off System/Capacity Management	25.9	27.9
Energy Services Fuel Mgmt. and Wholesale Sales	104.8	152.7
Total	155.1	211.3

Common Stock Data
Yield at December 31	3.7%	2.8%
Market Price at December 31	$35.55	$44.57
Shares Out. at December 31	96,139	95,508
Market Cap. at December 31	$3,417,757	$4,256,792

New Jersey Resources Reports First-Quarter Fiscal 2021 Results

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer and weather data)	2020	2019
NATURAL GAS DISTRIBUTION
Utility Gross Margin
Operating revenues	$195,729	$219,623
Less:
Gas purchases	59,309	95,822
Regulatory rider expense	10,701	11,742
Total Utility Gross Margin	$125,719	$112,059

Utility Gross Margin, Operating Income and Net Income
Residential	$85,975	$77,082
Commercial, Industrial & Other	17,040	15,187
Firm Transportation	17,288	15,659
Total Firm Margin	120,303	107,928
Interruptible	838	1,402
Total System Margin	121,141	109,330
Off System/Capacity Management/FRM/Storage Incentive	4,578	2,729
Total Utility Gross Margin	125,719	112,059
Operation and maintenance expense	43,638	36,185
Depreciation and amortization	19,169	16,817
Operating Income	$62,912	$59,057

Net Income	$49,467	$43,856

Net Financial Earnings	$49,467	$43,856

Throughput (Bcf)
Residential	13.6	14.6
Commercial, Industrial & Other	2.4	2.8
Firm Transportation	3.9	4.3
Total Firm Throughput	19.9	21.7
Interruptible	4.5	9.0
Total System Throughput	24.4	30.7
Off System/Capacity Management	25.9	27.9
Total Throughput	50.3	58.6

Customers
Residential	497,203	489,491
Commercial, Industrial & Other	30,912	30,422
Firm Transportation	31,398	32,159
Total Firm Customers	559,513	552,072
Interruptible	88	32
Total System Customers	559,601	552,104
Off System/Capacity Management*	30	17
Total Customers	559,631	552,121
*The number of customers represents those active during the last month of the period.
Degree Days
Actual	1,418	1,611
Normal	1,575	1,572
Percent of Normal	90.0%	102.5%

New Jersey Resources Reports First-Quarter Fiscal 2021 Results

	Three Months Ended
(Unaudited)	December 31,
(Thousands, except customer, SREC, TREC and megawatt)	2020	2019
CLEAN ENERGY VENTURES
Operating Revenues
SREC sales	$1,292	$2,194
TREC sales	690	—
Solar electricity sales and other	1,720	1,558
Sunlight Advantage	2,668	2,460
Total Operating Revenues	$6,370	$6,212
Depreciation and Amortization	$5,433	$6,316
Operating (Loss)	$(8,264)	$(7,438)
Income Tax (Benefit)	$(3,086)	$(3,834)
Net (Loss)	$(10,274)	$(8,179)
Net Financial (Loss)	$(10,274)	$(8,179)
Solar Renewable Energy Certificates Generated	87,208	81,489
Solar Renewable Energy Certificates Sold	6,095	9,693
Transition Renewable Energy Certificates Generated	4,683	—
Solar Megawatts Under Construction	8	45

ENERGY SERVICES
Operating Income
Operating revenues	$229,477	$370,415
Less:
Gas purchases	173,837	317,724
Operation and maintenance expense	4,016	4,738
Depreciation and amortization	42	29
Operating Income	$51,582	$47,924
Net Income	$38,872	$36,025
Financial Margin	$9,327	$1,610
Net Financial Earnings (Loss)	$1,500	$(5,122)
Gas Sold and Managed (Bcf)	104.8	152.7

STORAGE AND TRANSPORTATION
Operating Revenues	$13,104	$9,072
Equity in Earnings of Affiliates	$3,193	$3,664
Operation and Maintenance Expense	$6,542	$4,878
Other Income, Net	$1,254	$697
Interest Expense	$3,982	$2,822
Income Tax Provision	$646	$702
Net Income	$3,508	$3,004

HOME SERVICES AND OTHER
Operating Revenues	$12,577	$12,907
Operating Income	$1,996	$2,127
Other Income (Expense), Net	$(824)	$(528)
Net (Loss) Income	$(62)	$1,109
Net Financial (Loss) Earnings	$(62)	$1,109
Total Service Contract Customers at December 31	106,857	108,233